UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
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Exchange Act of 1934 (Amendment No.      )
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GameTech International, Inc.

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GAMETECH INTERNATIONAL, INC.
NOTICE OF THE 2005 ANNUAL MEETING OF STOCKHOLDERS
October 26, 2005
To Our Stockholders:
     The 2005 Annual Meeting of Stockholders of GameTech International, Inc., a Delaware corporation, will be held at 900 Sandhill Road, Reno, Nevada, on Wednesday, October 26, 2005, at 9:00 a.m., local time, for the following purposes:
1.	To elect five directors to serve until the next annual meeting of stockholders and until their successors are elected and qualified.

2.	To ratify the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent auditor for the fiscal year ending October 31, 2005.

3.	To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.
     We have fixed the close of business on September 12, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Shares of common stock can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy.
     We cordially invite you to attend the meeting. Please read the attached proxy statement for a discussion of the matters to be voted on at the meeting.
By Order of the Board of Directors,

James C. Wilson
Chief Financial Officer and Secretary
Reno, Nevada
September 23, 2005
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. PLEASE COMPLETE, DATE, SIGN, AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

VOTING AND OTHER MATTERS
ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN THE LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY COMPENSATION PLAN INFORMATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE SECTION 16(a)
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS
REPORT OF THE AUDIT COMMITTEE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
OTHER MATTERS

GAMETECH INTERNATIONAL, INC.
900 Sandhill Road
Reno, Nevada 89521

PROXY STATEMENT
2005 Annual Meeting of Stockholders
to be held on October 26, 2005

VOTING AND OTHER MATTERS
General
     This proxy statement is being furnished to stockholders of GameTech International, Inc., a Delaware corporation, in connection with the solicitation of proxies by the Board of Directors for use at our 2005 Annual Meeting of Stockholders to be held on Wednesday, October 26, 2005, at 9:00 a.m., local time, and any adjournment or postponement thereof. A copy of the Notice of the Meeting accompanies this Proxy Statement. Our common stock is traded on the Nasdaq National Market under the symbol “GMTC.”
     These proxy materials are being mailed on or about September 26, 2005 to all stockholders entitled to vote at the meeting.
Voting Securities And Voting Rights
     Only stockholders of record at the close of business on September 12, 2005, which we have set as the record date, are entitled to notice of and to vote at the meeting. On the record date, there were 11,875,214 shares of common stock issued and outstanding. Each holder of common stock is entitled to one vote, in person or by proxy, for each share of our common stock held of record on the record date.
     The presence, in person or by proxy, of the holders of a majority of the total number of shares of common stock outstanding constitutes a quorum for the transaction of business at the meeting. Assuming that a quorum is present, the affirmative vote of a plurality of the shares of our common stock present in person or represented by proxy at the meeting is required for the election of directors and the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy is required for the ratification of the appointment of Grant Thornton LLP, an independent registered public accounting firm, as our independent auditor for the fiscal year ending October 31, 2005.
     Votes cast in person or by proxy at the meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether a quorum is present. The election inspectors will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.
Voting of Proxies
     When a proxy is properly executed and returned, the shares it represents will be voted at the meeting as directed. If no specification is indicated, the shares will be voted (i) “for” the election of nominees set forth in this proxy statement, and (ii) “for” the ratification of the appointment of Grant Thornton LLP as our independent auditor for the fiscal year ending October 31, 2005. The Board of Directors is unaware of any other matters to be submitted to the stockholders for approval at the meeting.

Revocability of Proxies
     Any person giving a proxy may revoke the proxy at any time before its use by delivering to our corporate secretary either a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.
Solicitation
     We will pay the cost of this solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone or e-mail, without additional compensation.
Annual Report and Other Matters
     Our 2004 Annual Report to Stockholders, which was mailed to stockholders with or preceding this proxy statement, contains financial and other information about our company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy soliciting materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended. The information contained in the “Compensation Committee Report on Executive Compensation,” “Report of the Audit Committee,” and “Performance Graph” below shall not be deemed “filed” with the Securities and Exchange Commission, or the SEC, or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.
     We will provide upon written request, without charge to each stockholder of record as of the record date, a copy of our annual report on Form 10-K for the fiscal year ended October 31, 2004, as filed with the SEC. We will also furnish any exhibits listed in our annual report on Form 10-K upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our corporate secretary at our corporate offices set forth in this proxy statement.

ELECTION OF DIRECTORS
Nominees
     Our bylaws provide that the number of directors shall be fixed from time to time by resolution of our Board of Directors. All directors are elected at each annual meeting of stockholders or until their successors are elected and qualified, or until their earlier resignation or removal.
     A board of five directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for each of the nominees named below. All of the nominees currently are directors of our company. In the event that any nominee is unable or declines to serve as a director at the time of our meeting, the proxies will be voted for any nominee designated by our current Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director.
     The following table sets forth certain information regarding our directors.

Name	Age	Position
Richard T. Fedor	59	Chairman of the Board
Jay M. Meilstrup	45	President, Chief Executive Officer, and Director
Richard H. Irvine (1)(2)(3)	64	Director
Donald K. Whitaker (1)(2)(3)	62	Director
Scott H. Shackelton (1)(2)(3)	55	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominations Committee
     Richard T. Fedor, a co-founder of our company, has served as our Chairman of the Board since December 2003 and as a director since June 1994. Mr. Fedor served as our Vice-Chairman from October 2000 until December 2003. Mr. Fedor served as our interim Chief Executive Officer from August 1999 until October 2000 and as our Chief Executive Officer from June 1994 until March 1998. Mr. Fedor also served as our President from June 1994 until August 1, 1997. From 1991 to 1994, Mr. Fedor’s occupation was that of a private investor. From 1987 to 1991, Mr. Fedor was President of ZYGO Corporation, a manufacturer of high-performance, laser-based electro-optical measuring instruments. From 1985 to 1987, Mr. Fedor held the position of Operations Vice President at International Game Technology. Mr. Fedor has also held various senior management positions at Hewlett Packard and GTE.
     Jay M. Meilstrup has served as our President and Chief Executive Officer since July 2005 and as a director since March 2005. Prior to joining our company, Mr. Meilstrup served as the Senior Vice President, Niagara Properties of Niagara Falls Casino in Niagara Falls, Ontario, Canada, from October 2003 to September 2004. From October 1998 to October 2003, Mr. Meilstrup Served as the General Manager of Casino Niagara. From February 1997 to October 1998, Mr. Meilstrup served as Vice President of Game Development for Shuffle Master Gaming. Prior to that, Mr. Meilstrup served as Product Marketing Manager for Bally Gaming, Inc.; Vice President of Operations for the Oasis Resort Hotel Casino; and Director of Casino Operations at the Santa Fe Hotel Casino.
     Richard H. Irvine has served as a director of our company since September 2005. Mr. Irvine served as Senior Vice President, North American Sales for Bally Gaming and Systems, Inc. from April 2004 to April 2005. From January 2003 to January 2004, Mr. Irvine served as Vice President, Sales for A.C. Coin and Slot. Mr. Irvine served as our Executive Vice President – Chief Operating Officer from February 1999 to January 2001 and as our Executive Vice President of Planning and Development from January 2001 to October 2001. Prior to that, Mr. Irvine served in various officer positions for Mikohn Gaming, Boomtown, Inc., The Walt Disney Company, Unicorn/Sovaminco, and International Game Technology.

     Donald K. Whitaker has served as a member of our Board of Directors since March 2004. Mr. Whitaker is the founder and has served as the Chief Executive Officer of Ceronix, Inc., a leading manufacturer of custom designed color video monitors for the gaming industry, since 1984. From June 1973 to October 1979, Mr. Whitaker served as Production Manager and Vice President of Operations for Kevex Corporation. Ceronix has achieved many awards since being founded in 1985, including Business of the Year by the Auburn Area Chamber of Commerce, several Vanguard Awards presented by Comstock’s magazine, and has been recognized as one of the “Fastest Growing Companies” by the Sacramento Business Journal.
     Scott H. Shackelton has served as a member of our Board of Directors since October 2004. Mr. Shackelton’s recent experience includes assisting in the preparation and sale of Sierra Design Group to Alliance Gaming Corporation from October 2003 to March 2004. From January 2003 to October 2003, Mr. Shackelton provided financial consulting services to Nevada Environmental Laboratories, a water and soil testing company. From June 2001 to October 2002, Mr. Shackelton served as Chief Financial Officer of IGO Corporation, a company specializing in battery units and accessories for mobile technology products. From October 1999 to June 2001, Mr. Shackelton served in various positions including Vice President of Finance, Treasurer and Assistant Secretary of Sharegate Inc., a telecommunications product development company. From April 1996 to October 1999, Mr. Shackelton served as Chief Financial Officer of Innovative Gaming Corporation of America. From 1980 to 1996, Mr. Shackelton served in various positions, including Vice President of Finance and Treasurer, of International Game Technology. Prior to that, Mr. Shackelton served in numerous senior financial positions for Harrah’s Entertainment Inc. from 1972-1980. Mr. Shackelton holds a bachelors degree and MBA from the University of Southern California, is a certified public accountant, and has held gaming licenses in 12 states.
WE RECOMMEND A VOTE “FOR” THE NOMINEES NAMED HEREIN.
Information Relating to Corporate Governance and the Board of Directors
     Our Board of Directors has determined, after considering all the relevant facts and circumstances, that Messrs. Shackelton, Whitaker, and Irvine are independent directors, as “independence” is defined by Nasdaq and the SEC, because they have no relationship with us that would interfere with their exercise of independent judgment. Mr. Meilstrup and Mr. Fedor are employee directors.
     Our bylaws authorize our Board of Directors to appoint among its members one or more committees, each consisting of one or more directors. Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominations Committee.
     Our Board of Directors has adopted charters for the Audit, Compensation, and Nominations Committees describing the authority and responsibilities delegated to each committee by the Board of Directors. Our Board of Directors has also adopted Corporate Governance Guidelines, a Code of Conduct, and a Code of Ethics for the CEO and Senior Financial Officers. We post on our website at www.gametech-inc.com, the charters of our Audit, Compensation, and Nominations Committees; our Corporate Governance Guidelines, Code of Conduct, and Code of Ethics for the CEO and Senior Financial Officers, and any amendments or waivers thereto; and any other corporate governance materials contemplated by SEC or Nasdaq regulations. These documents are also available in print to any stockholder requesting a copy in writing from our corporate secretary at our corporate offices set forth in this proxy statement.
     We regularly schedule executive sessions at which independent directors meet without the presence or participation of management. The Chairs of the Audit Committee, Compensation Committee, and Nominations Committee each act as presiding director of such executive sessions on a rotating basis.
     Interested parties may communicate with our Board of Directors or specific members of our Board of Directors, including the members of our various board committees, by submitting a letter addressed to the Board of Directors of GameTech International, Inc. c/o any specified individual director or directors at the address listed herein. Any such letters are sent to the indicated directors.

The Audit Committee
     The purpose of the Audit Committee is to oversee the financial and reporting processes of our company and the audits of the financial statements of our company and to provide assistance to our Board of Directors with respect to the oversight of the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, our independent auditor’s qualifications and independence, and the performance of the independent auditor of our company. The primary responsibilities of the Audit Committee are set forth in its charter and include various matters with respect to the oversight of our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of our Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.
     From November 2003 through December 2003, the Audit Committee consisted of Messrs. Douglas M. Hayes, Charles W. Scharer, and Frederick C. Lane, former directors of our company. In January 2004, Mr. Furman, a former director of our company, joined the Audit Committee. Between December 2003 and March 2004, Messrs. Hayes, Scharer, and Lane resigned from the Audit Committee. Mr. Whitaker joined the Audit Committee in March 2004. In September 2004, Mr. Furman resigned from the Audit Committee. In October 2004, Vern D. Blanchard, a former director of our company, and Mr. Shackelton joined the Audit Committee and the Audit Committee consisted of Messrs. Whitaker, Shackelton, and Blanchard. The Audit Committee currently consists of Messrs. Whitaker, Shackelton, and Irvine, each of whom is independent under Nasdaq rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. The Board of Directors has determined that Mr. Shackelton (whose background is detailed above) qualifies as an “audit committee financial expert” in accordance with applicable rules and regulations of the SEC. Mr. Shackelton currently serves as the Chairman of the Audit Committee. During fiscal 2004, the Audit Committee held seven meetings.
The Compensation Committee
     The purpose of the Compensation Committee includes determining, or recommending to our Board of Directors for determination, the compensation of the Chief Executive Officer and our other executive officers and discharging the responsibilities of our Board of Directors relating to compensation programs of our company. From November 2003 through December 2003, the Compensation Committee consisted of Messrs. Furman, Hayes, Sharer, Blanchard, and Fedor. Between January and March 2004, Messrs. Hayes and Scharer resigned from the Compensation Committee. Mr. Whitaker joined the Compensation Committee in March 2004 and the Compensation Committee was then comprised of Messrs. Furman, Blanchard, Whitaker, and Fedor. In September 2004, Mr. Furman resigned from the Compensation Committee. The Compensation Committee currently consists of Messrs. Whitaker, Shackelton, and Irvine, each of whom is independent under Nasdaq rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002. Mr. Irvine currently serves as the Chairman of the Compensation Committee. During fiscal 2004, the Compensation Committee held one meeting.
The Nominations Committee
     The purposes of the Nominations Committee include the selection or recommendation to the Board of Directors of nominees to stand for election as directors at each election of directors, the oversight of the selection and composition of committees of the Board of Directors, the oversight of the evaluations of the Board of Directors and management, and the development and recommendation to the Board of Directors of a set of corporate governance principles applicable to our company. From November 2003 though December 2003, the Nominations Committee consisted of Messrs. Furman, Lane, Fedor, and Hayes. Between December 2003 and March 2004, Messrs. Lane and Hayes resigned from the Nominations Committee. Mr. Blanchard joined the Nominations Committee in March 2004, and the Nominations Committee was then comprised of Messrs. Blanchard, Furman, and Fedor. In September 2004, Mr. Furman resigned from the Nominations Committee. In October 2004, Mr. Shackelton joined the Nominations Committee and the Nominations Committee consisted of Messrs. Blanchard, Shackelton, and Whitaker. The Nominations Committee currently consists of Messrs. Whitaker, Shackelton, and Irvine, each of whom is independent under Nasdaq rules as well as under rules adopted by the SEC pursuant to the

Sarbanes-Oxley Act of 2002. Mr. Irvine currently serves as Chairman of the Nominations Committee. During Fiscal 2004, the Nominations Committee held one meeting.
     The Nominations Committee will consider persons recommended by stockholders for inclusion as nominees for election to our Board of Directors if the names, biographical data, and qualifications of such persons are submitted in writing in a timely manner addressed and delivered to our company’s secretary at the address listed herein. The Nominations Committee identifies and evaluates nominees for our Board of Directors, including nominees recommended by stockholders, based on numerous factors it considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, diversity, and the extent to which the nominee would fill a present need on our Board of Directors.
Board and Committee Meetings
     Our Board of Directors held five meetings during the fiscal year ended October 31, 2004. No director who was a member of our Board of Directors during fiscal 2004 attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors; and (ii) the total number of meetings held by all committees of the Board on which such director was a member. We encourage our directors to attend each annual meeting of stockholders. To this end, and to the extent reasonably practical, we regularly schedule a meeting of the Board of Directors on the same day as our annual meeting of stockholders. Each member of our Board of Directors who was a member of our Board of Directors during fiscal 2004 attended the 2004 Annual Meeting of Stockholders.
Compensation of Directors
     Directors who are full-time employees of our company receive no additional compensation for serving as directors. Non-employee directors receive a quarterly director’s fee of $4,000 and reimbursement of expenses per board or committee meeting attended. Our Chairman, in recognition for the time and effort committed to our company, received an annual compensation of $96,000 during fiscal 2004. During September 2005, we increased our Chairman’s cash compensation to $175,000 per year and granted him options to purchase 50,000 shares of our common stock. Our Chairman receives no additional compensation for attending board or committee meetings. Each of our other outside directors receive $1,000 per board meeting attended. The Chairman of our Audit Committee receives $2,500 per committee meeting attended. The Chairman of our Compliance Committee, a non-board committee responsible for ensuring compliance with applicable gaming regulations that may affect our company, receives a fee of $1,500 per committee meeting attended. None of our other directors receive compensation for attending committee meetings. In addition, under our Incentive Stock Option Plan, each outside director receives a grant of 12,500 shares upon joining the Board of Directors and, with the exception of the Chairman of our Audit Committee, an annual grant of options to purchase 12,500 shares of common stock. The Chairman of our Audit Committee receives an annual grant of options to purchase 20,000 shares of common stock. The exercise price of the options is the fair market value of common stock on the date of grant, and each option has a term of ten years and becomes exercisable immediately upon grant.

EXECUTIVE COMPENSATION
Summary of Cash and Other Compensation
     The following table sets forth the total compensation received for services rendered to us in all capacities for the fiscal years ended October 31, 2004, 2003, and 2002 by our Chairman of the Board, our Chief Executive Officer, and our other most highly compensated executive officers whose total annual salary and bonus exceeded $100,000 during fiscal 2004. The table also reflects compensation paid to three former officers during fiscal 2004.
SUMMARY COMPENSATION TABLE

							Long-Term
							Compensation
							Securities
	Annual Compensation						Underlying		All Other
					Other Annual		Options		Compensation
	Fiscal Year	Salary(1)		Bonus	Compensation		(2)		(3)
Richard T. Fedor	2004	$93,925	(4)	—	$63,795	(5)	10,000		$1,323
Chairman of the Board(4)

John B. Furman	2004	$42,308	(6)	—			220,000	(7)	—
Former President and Chief
Executive Officer (6)

Andrejs K. Bunkse	2004	$170,000		—			10,000		$15,319
Former Vice President	2003	$160,000		—	—		10,000		$12,221
and General Counsel and	2002	$155,324		$30,000	—		—		$13,479
Corporate Secretary (8)

Clarence H. Thiesen	2004	$169,487	(9)	—	—		20,000		$28,888	(9)
Former Chief Executive	2003	$200,000		—	—		10,000		$221
Officer	2002	$200,000		$45,000	—		10,000		$2,003

John P. Hewitt	2004	$104,905	(10)	—	—		10,000		$2,198
Former Chief Financial	2003	$145,833		—	—		10,000		$221
Officer and Treasurer (10)	2002	$9,603		—	—		10,000		$29

(1)	Except as otherwise indicated, the officers listed received certain perquisites, none of which exceeded the lesser of $50,000 or 10% of the total salary and bonus for the respective officer.

(2)	The exercise price of all options listed was equal to the fair market value of our common stock on the date of grant.

(3)	Unless otherwise indicated, amounts include car allowances, 401(k) matching contributions, and profit sharing compensation for the respective officers.

(4)	Mr. Fedor, our Chairman, became an employee director effective April 1, 2004. Our Chairman, in recognition for the time and effort committed to our company, received annual compensation of $96,000 through August 31, 2005. The table above reflects receipt of this compensation from December 2003 through October 2004, together with amounts earned by Mr. Fedor as a director of our company prior to his serving as our Chairman. Effective September 1, 2005, Mr. Fedor’s annual compensation increased to $175,000.

(5)	During fiscal 2004, we paid Mr. Fedor $59,250 in vacation pay that was earned during Mr. Fedor’s tenure as our Chief Executive Officer. The amount listed as “Other Annual Compensation” includes $4,545 of expenses we paid on Mr. Fedor’s behalf in connection with remote commuting between our offices and his home office.

(6)	Mr. Furman resigned as our President and Chief Executive Officer effective July 1, 2005. The table above reflects compensation for two months in fiscal 2004 at an annual rate of $262,000.

(7)	Mr. Furman received 10,000 of these options in capacity as a non-employee director of our company prior to his serving as our Chief Executive Officer.

(8)	Mr. Bunkse resigned as our Vice President and General Counsel and Corporate Secretary during September 2005.

(9)	Mr. Thiesen retired as our Chief Executive Officer effective September 1, 2004. Amount listed as salary above reflects compensation through the date of Mr. Thiesen’s retirement at an annual rate of $200,000. The amount listed as “All Other Compensation” includes (a) $27,877 of severance payments made to Mr. Thiesen; and (b) amounts paid to Mr. Thiesen for car allowances and profit sharing compensation during fiscal 2004.

(10)	Mr. Hewitt retired as our Chief Financial Officer effective June 26, 2004. Amount listed as salary above reflects compensation through the date of Mr. Hewitt’s retirement at an annual rate of $157,500.
Option Grants
     The following table sets forth certain information with respect to stock options granted to the officers and former officers listed during fiscal 2004.
OPTION GRANTS IN THE LAST FISCAL YEAR

	Individual Grants
	Number of		Percent of			Potential Realizable Value at
	Securities		Total Options			Assumed Annual Rates of
	Underlying		Granted to	Exercise		Stock Price Appreciation
	Options		Employees in	Price Per	Expiration	for Option Term (1)
Name	Granted		Fiscal Year	Share	Date	5%	10%
Richard T. Fedor	10,000	(2)	2.2%	$4.29	03-09-14	$26,980	$8,372
John B. Furman	10,000	(3)	2.2%	$4.29	03-09-14	$26,980	$8,372
	210,000	(4)	46.3%	$5.20	09-02-14	$686,753	$1,740,367
Andrejs K. Bunkse	10,000	(5)(6)	2.2%	$3.62	11-25-13	$22,766	$7,693
Clarence H. Thiesen	20,000	(6)	4.4%	$3.62	11-25-13	$45,532	$15,837
John P. Hewitt	10,000	(6)	2.2%	$3.62	11-25-13	$22,766	$7,693

(1)	Hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed 5% and 10% rates of stock price appreciation are provided in accordance with SEC rules and do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

(2)	Represents options granted to Mr. Fedor in his capacity as an employee director. The options were vested and exercisable upon grant. On September 13, 2005, we granted to Mr. Fedor options to purchase an additional 50,000 shares of our common stock at an exercise price of $3.10.

(3)	Represents options granted to Mr. Furman in his capacity as a non-employee director of our company prior to his employment as our Chief Executive Officer. The options were vested and exercisable upon grant.

(4)	The options originally vested as follows: (a) 100,000 of such options were vested on the date of grant; (b) 100,000 of such options were to vest in 25,000 share increments on each six-month anniversary following the date of grant; and (c) 10,000 of such options were to vest on September 2, 2005. Effective July 1, 2005, the vesting of all such options was accelerated pursuant to a settlement and release agreement between Mr. Furman and our company.

(5)	On March 1, 2005, we granted to Mr. Bunkse options to purchase an additional 10,000 shares of our common stock at an exercise price of $3.85.

(6)	The options originally vested and became exercisable quarterly over a four-year period. During August 2005, our Board of Directors approved the acceleration of vesting of all options outstanding under our 1997 Incentive Stock Plan.
Fiscal 2004 Option Exercises and Year-End Option Values
     The following table set forth the number and value of stock options exercised in fiscal 2004 by the officers and former officers listed and the value of each such officer’s unexercised options as of October 31, 2004.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

	Shares		Number of Securities		Value of Unexercised
	Acquired		Underlying Unexercised Options		In-the Money Options
	on	Value	at Fiscal Year-End (1)		At Fiscal Year-End (2)
Name	Exercised	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Richard T. Fedor	—	—	24,000	—	$12,140	—
John B. Furman	—	—	120,000	110,000	$11,100	—
Andrejs K. Bunkse	—	—	48,750	17,500	$15,175	$3,775
Clarence H. Thiesen	48,000	67,400	—	—	—	—
John P. Hewitt	5,000	9,125	—	—	—	—

(1)	During August 2005, our Board of Directors approved the acceleration of the vesting of all outstanding stock options under our 1997 Incentive Stock Plan. Accordingly, all options held by the officers listed in the table above are exercisable as of the date of this proxy statement.

(2)	Calculated based upon the closing price of our common stock as reported on The Nasdaq National Market on October 29, 2004, the last trading day of our 2004 fiscal year, of $3.99 per share. The exercise prices of certain options held by our executive officers on October 29, 2004 were greater than $3.99 per share.
1997 Incentive Stock Plan
     We have adopted the 1997 Incentive Stock Plan, which authorizes the grant of options to purchase up to 4,000,000 shares of our common stock. As of September 14, 2005, 1,768,475 shares of common stock have been issued upon exercise of options granted under the plan, and there were outstanding options to acquire 1,293,450 shares of common stock under the plan. As of that date, an additional 938,075 shares of common stock were available for grant under the plan. The 1997 plan provides for the grant of incentive stock options or non-qualified stock options.
     Directors, officers, employees, and consultants of our company, as selected from time to time by our Board of Directors or the committee administering the 1997 Plan, will be eligible to participate in the 1997 Plan. The 1997 Plan may be administered by different bodies with respect to directors, officers who are not directors, and employees who are neither directors nor officers of our company. Subject to certain limitations, the Plan administrator has complete discretion to determine which individuals are eligible to receive awards under the 1997 Plan, the form and vesting schedule of awards, the number of shares subject to each award, and the exercise price, the manner of payment and expiration date applicable to each award. Options that expire or become unexercisable for any reason without being exercised in full will become available for future grant under the 1997 Plan. Under the terms of the 1997 Plan, all options will expire
•	on the date that is the earliest of 30 days after the holder’s termination of employment with our company;

•	one year after the holder’s death; or

•	10 years after the date of grant.

     The exercise price per share of an incentive stock option will be determined by the Plan administrator at the time of grant, but in no event may be less than the fair market value of our common stock on the date of grant. Notwithstanding the foregoing, if an incentive stock option is granted to a participant who owns more than 10% of the voting power of all classes of stock of our company, the exercise price will be at least 110% of the fair market value of our common stock on the date of grant and the exercise period will not exceed five years from the date of grant. The Plan administrator in its sole discretion will determine the exercise price per share of non-qualified stock options.
     The 1997 Plan contains provisions that will proportionately adjust the number of shares of common stock underlying each outstanding option, the exercise price per share of such options, and the number of shares of common stock authorized for issuance under the 1997 Plan but as to which no options have yet been granted in the event of any increase or decrease in the number of issued shares of common stock resulting from a stock split, stock dividend, combination, or reclassification of our common stock, or any other increase or decrease in the number of issued shares of our common stock effected without receipt of consideration by our company.
     In the event of a proposed dissolution or liquidation of our company, each option will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by our Board of Directors. Our Board of Directors may, in its sole discretion, declare that any option will terminate as of a date fixed by the Board of Directors, and give each optionee the right to exercise outstanding options as to all or any part of the options, including shares as to which the option would not otherwise be exercisable. In the event of a proposed sale of all or substantially all of the assets of our company, or the merger of our company with or into another corporation, each option may be assumed or an equivalent option may be substituted by the successor corporation, or if such successor corporation does not assume the option or substitute an equivalent option, our Board of Directors may, in lieu of such assumption or substitute, provide the optionee the right to exercise the option as to all of the shares underlying the option, including shares as to which the option would not otherwise be exercisable. If our Board of Directors makes an option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board will notify the optionee that the option will be fully exercisable for a period of 15 days from the date of such notice, and the option will terminate upon the expiration of such period.
     Our Board of Directors may amend or terminate the 1997 Plan from time to time in such respects as the Board deems advisable. We will obtain stockholder approval of any amendment to the 1997 Plan to the extent necessary and desirable to comply with Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and with Section 422 of the Internal Revenue Code, or with applicable Nasdaq rules. Any such amendment or termination of the 1997 Plan will not affect options already granted and such options will remain in full force and effect as if the 1997 Plan had not been amended or terminated, unless mutually agreed between the optionee and the Board of Directors.
Restricted Stock Plan
     On October 4, 2001, we adopted the 2001 Restricted Stock Plan, or the 2001 Plan. Under the 2001 Plan, we authorize the granting of restricted stock to consultants, independent contractors, and employees who are not officers or directors. We have reserved 50,000 shares of common stock for grant under the 2001 Plan, and issued 18,500 shares and 400 shares on October 4, 2001 and June 30, 2002, respectively. Based on the market price of our stock on those dates, compensation expense of $50,000 and $1,000 was recorded on October 4, 2001 and June 30, 2002, respectively.

EQUITY COMPENSATION PLAN INFORMATION
     The following table sets forth information with respect to our common stock that has been authorized for issuance under all of our equity compensation plans as of October 31, 2004.

	(a)		(c)
	Number of		Number of Securities
	Securities to be	(b)	Remaining Available for
	Issued Upon	Weighted Average	Future Issuance Under
	Exercise of	Exercise Price of	Equity Compensation
	Outstanding	Outstanding	Plans (Excluding
	Options, Warrants,	Options, Warrants,	Securities Reflected in
Plan Category	and Rights	and Rights	Column (a))
Equity Compensation Plans Approved by Stockholders	970,125	$4.25	1,291,600

Equity Compensation Plans Not Approved by Stockholders	—	$—	31,100	(1)

Total	970,125		1,322,700

(1)	Represents shares of restricted common stock that may be granted pursuant to our 2001 Restricted Stock Plan to our employees, consultants, or independent contractors who are not directors, officers, or 10% stockholders of our company. Under the plan, we have reserved for issuance 50,000 shares of restricted common stock and during 2002 and 2003 we issued 400 shares and 18,500 shares, respectively of restricted common stock.
Employment Contracts and Severance Agreements
     We did not have a written employment, severance, or change of control agreement with either Messrs. Thiesen or Hewitt. Effective September 1, 2004, Mr. Thiesen resigned as our Chief Executive Officer and entered into a severance agreement and release of all claims. The agreement provides that Mr. Thiesen be paid $120,000 over a 12-month period and all unvested stock options held by Mr. Thiesen vest. The compensation charge as a result of the acceleration of Mr. Thiesen’s stock options did not have a material impact on our financial position, cash flows, or results of operations.
     John B. Furman entered into an employment agreement on September 2, 2004 to serve as our President and Chief Executive Officer through September 1, 2006. The employment agreement provided for a base salary of $262,000 per year. Effective July 1, 2005, Mr. Furman resigned as our President and Chief Executive Officer and entered into a settlement and release agreement with us. Pursuant to the settlement and release agreement, we and Mr. Furman mutually released one another from, among other things, any and all claims, actions, causes of action, liabilities, demands, complaints, suits, damages, and costs, arising up to the effective date of the settlement and release agreement arising out of Mr. Furman’s employment agreement, Mr. Furman’s employment by us, or the termination of Mr. Furman’s employment. In consideration for the release and in accordance with the provisions of his employment agreement, we paid, or will pay, Mr. Furman all of his previously unpaid base salary and any bonus earned by him through the effective date of the settlement and release agreement, and a severance amount, payable over an 18 month period, equal to his base salary at the time of termination together with reimbursement of family health and disability insurance. In addition, all of Mr. Furman’s stock options or other rights provided to him under any of our long-term incentive plans immediately vested on the effective date of the settlement and release agreement.

     Andrejs K. Bunkse entered into an employment agreement on October 1, 1997 to serve as our General Counsel and Corporate Secretary through September 30, 2005. The employment agreement provides for a base salary that may be increased, but not decreased, at the discretion of the Board of Directors. Mr. Bunkse’s current base salary is $170,000 per year. Mr. Bunkse may be awarded an annual bonus at the discretion of the Board of Directors as described below. Mr. Bunkse’s employment agreement is for a term of two years, and will automatically renew unless otherwise terminated. If Mr. Bunkse’s employment is constructively terminated or terminated by us without cause, or if he elects to terminate his employment within 12 months of any change of control, he is entitled to receive an amount equal to two years of his base salary and immediate vesting of any stock options. If Mr. Bunkse’s employment is terminated due to our decision not to renew the term of Mr. Bunkse’s employment agreement, he is entitled to receive an amount equal to one year of his base salary and immediate vesting of any stock options. In the event of a change of control, the term of Mr. Bunkse’s agreement will automatically extend for two years following the effective date of the change of control. Mr. Bunkse’s employment is terminable by us for cause. The agreement provides that Mr. Bunkse may not compete with us during the term of his employment and for a period of two years after his retirement or other termination of his employment. The agreement also provides that Mr. Bunkse is entitled to participate in any long-term incentive plan that we provide to our executives. Mr. Bunkse has informed our Board of Directors of his intention not to renew the term of his employment agreement.
Indemnification of Directors, Officers, Employees, and Agents
     We have adopted provisions in our bylaws that require us to indemnify our directors, officers, employees, and agents against expenses and certain other liabilities arising out of their conduct on behalf of our company to the maximum extent and under all circumstances permitted by law. Indemnification may not apply in certain circumstances to actions arising under the federal securities laws.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     During the first two months of fiscal 2004, we paid our former Chairman $8,000 per month in recognition for the time and effort committed to our company. During fiscal 2004, we paid Mr. Fedor $80,000 in recognition for the time and effort committed to our company.
     Mr. Blanchard is a co-founder of our company and served as our Director of Engineering from 1994 until his retirement in June 2001. During fiscal 2004, we paid $12,500 to Mr. Blanchard for medical benefits and as of October 31, 2004 had an outstanding obligation to Mr. Blanchard to provide continued medical benefits to him totaling $159,000.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Introduction
     The responsibilities of the Compensation Committee include determining, or recommending to our Board of Directors for determination, the compensation of our Chief Executive Officer and our other executive officers and discharging the responsibilities of our Board of Directors relating to compensation programs of our company.
     The Compensation Committee of the Board of Directors convenes on at least an annual basis to discuss the productivity of each executive officer. If we have met the growth and profit objectives the Board has set for the period of review and the executive has been successful in meeting his Board-outlined objectives, the Compensation Committee will award such executive with an appropriate bonus commensurate with his performance and value to our company. The Committee consists of three independent directors, as “independence” is defined by Nasdaq and SEC rules.
Philosophy
     The Committee’s intent is to make the compensation packages of our executive officers sufficient to attract and retain persons of exceptional quality and to provide effective incentives to motivate and reward our executives for achieving our financial and strategic goals essential to our long-term success and growth in stockholder value. Our executive compensation packages typically consist of (1) base salary; (2) bonus; (3) stock options under our 1997 Incentive Stock Option Plan; and (4) any other perquisites that may be comparable to other companies and that the Committee deems appropriate.
Compensation Program
     Base Compensation
     The Committee’s approach is to offer executives salaries competitive with those of other executives in the industry in which we operate. To that end, the Committee evaluates the competitiveness of base salary levels based on information drawn from a variety of sources, including published and proprietary survey data and our own experience recruiting and retaining executives, although complete information is not easily obtainable. Our base salary levels are intended to be consistent with competitive practice and level of responsibility, with salary increases reflecting competitive trends, our overall financial performance, and the performance of the individual executive.
     Bonuses
     In addition to base salary, executives are eligible to receive a discretionary annual bonus. At the beginning of each year, the Committee and the Chief Executive Officer review each individual executive’s job responsibilities and goals for the upcoming year. The amount of the bonus and any performance criteria vary with the position and role of the executive within our company. In addition, for all executives, the Committee reviews our actual financial performance against its internally budgeted performance in determining year-end bonuses, if any. However, the Committee does not set objective performance targets for executives other than the Chief Executive Officer and sales and marketing personnel. There were no bonuses awarded during fiscal 2004.
     Stock Options
     From time to time, we grant stock options in order to provide certain executives with a competitive total compensation package and to reward them for their contribution to the long-term price performance of our common stock. Grants of stock options are designed to align the executive’s interest with that of our stockholders. In awarding option grants, the Committee will consider, among other things, the amount of stock and options presently held by the executive, the executive’s past performance and contributions, and the executive’s anticipated future contributions and responsibilities.
Compensation of the Chief Executive Officer
     In determining the compensation of our former Chief Executive Officer, Mr. Furman, the Committee considered his prior employment history, knowledge of our industry, performance and projected performance during the fiscal year. The Committee set Mr. Furman’s salary at an annual rate of $262,000.
Compliance with Internal Revenue Code Section 162(m)
     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1.0 million paid to each of the corporation’s chief executive officer and four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. We believe that the compensation arrangements with our executive officers will not exceed the limits on deductibility during the fiscal year ending October 31, 2005.

     This report has been furnished by the members of the Compensation Committee of the Board of Directors of GameTech International, Inc.
Dated: September 23, 2005
Richard H. Irvine, Chairman
Donald K. Whitaker
Scott H. Shackelton
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     During fiscal 2004, at various times during the year, the following individuals served as members of our compensation committee: Messrs. Blanchard, Fedor, Furman, Hayes, Scharer, Shackelton, and Whitaker. Mr. Fedor, who is an employee director, is a co-founder of our company, has served as our Chairman since December 2003, and served as our Chief Executive Officer from June 1994 until March 1998. On August 1, 1999, Mr. Fedor returned as interim Chief Executive Officer and served as such until October 2000. Mr. Fedor also served as President from June 1994 until August 1, 1997. Mr. Blanchard is a co-founder of our company and served as our Director of Engineering from June 1994 until his retirement in June 2001. Mr. Furman served as our President and Chief Executive Officer from September 2004 until July 2005. Our compensation committee currently is comprised of Messrs. Whitaker, Irvine, and Shackelton.
BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
SECTION 16(a)
     Section 16(a) of the Exchange Act requires our directors, officers, and persons that own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Directors, officers, and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.
     Based on our review of such forms received by us during the fiscal year ended October 31, 2004 and written representation that no other reports were required, we believe that each person that at any time during the fiscal year was a director, officer, or beneficial owner of more than 10% of our common stock complied with all Section 16(a) filing requirements during such fiscal year except that each of Clarence Thiesen and John Hewitt, both former executives of our company, and Andrejs Bunkse filed one late report on Form 4 each covering one transaction relating to the grant of options.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS, DIRECTORS, AND OFFICERS
     The following table sets forth certain information regarding beneficial ownership of our common stock as of September 15, 2005 for (i) each director and each executive officer listed in the Summary Compensation Table under “Executive Compensation,” (ii) all directors and executive officers as a group, and (iii) each person known by us to beneficially own more than 5% of our outstanding shares of common stock.

	Shares Beneficially
	Owned
Name of Beneficial Owner (1)	Number (2)		Percent (3)
Directors and Executive Officers:
Richard T. Fedor	3,073,336	(4)	25.7%
Jay M. Meilstrup	262,500	(5)	2.2%
John B. Furman	210,000	(6)	1.7%
Clarence H. Thiesen	483,000		4.1%
Donald K. Whitaker	22,500	(7)	*
John P. Hewitt	—		—
Andrejs K. Bunkse	80,000	(8)	*
Scott H. Shackelton	30,000	(9)	*
Richard H. Irvine	12,500	(10)	*
All directors and executive officers as group (ten persons)	4,273,836		33.7%

5% Stockholders:
Vern D. Blanchard	1,041,355	(11)	8.8%
Delta Partners, LLC	988,375	(12)	8.3%
Keane Capital Management, Inc.	642,410	(13)	5.4%

*	Less than 1%

(1)	Except as otherwise indicated, all persons listed can be reached at our company offices at 900 Sandhill Road, Reno, Nevada 89521.

(2)	Except as indicated, and subject to community property laws when applicable, the persons named in the table above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3)	The percentages shown are calculated based upon 11,875,214 shares of our common stock outstanding on September 15, 2005. The percentages shown include the shares of common stock that each named stockholder has the right to acquire within 60 days of September 15, 2005. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person, but not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder.

(4)	Includes (i) 36,500 shares of common stock issuable upon the exercise of stock options and (ii) 1,021,225 shares owned of record by Mr. Fedor’s wife and minor children, of which Mr. Fedor disclaims beneficial ownership of 900 shares of common stock owned by Mrs. Fedor and has shared dispositive power with Mrs. Fedor for the 1,020,325 shares held by their minor children.

(5)	Represents 262,500 shares of common stock issuable upon the exercise of stock options.

(6)	Represents 210,000 shares of common stock issuable upon the exercise of stock options.

(7)	Represents 22,500 shares of common stock issuable upon the exercise of stock options.

(8)	Represents 80,000 shares of common stock issuable upon the exercise of stock options.

(9)	Represents 30,000 shares of common stock issuable upon the exercise of stock options.

(10)	Represents 12,500 shares of common stock issuable upon the exercise of stock options.

(11)	Includes (i) 1,035,875 shares of our stock held by the CJB Family Trust, and (ii) 5,480 shares of our stock held by Mr. Blanchard. Mr. Blanchard is the sole trustee of the CJB Family Trust and has sole voting power and dispositive power with respect to the common stock held by the trust. We have been informed that these shares are the subject of an order by a bankruptcy court and that as of the record date, Mr. Blanchard may not have voting or dispositive power with respect to any of such shares.

(12)	Represents 988,375 shares of common stock beneficially owned by various entities under common control of Delta Partners, LLC. Delta Partners, LLC has shared voting and dispositive power over all such shares. The address of Delta Partners, LLC is One Financial Center, Suite 1600, Boston, Massachusetts 02116.

(13)	Represents 642,410 shares of common stock beneficially owned by various entities under common control of Keane Capital Management, Inc. Keane Capital has sole voting and dispositive power over all such shares. The address of Keane Capital Management, Inc. is 3420 Toringdon Way, Suite 350, Charlotte, North Carolina 28277.

PERFORMANCE GRAPH
     The following line graph compares cumulative total stockholder returns for (a) our common stock, (b) the gaming activities industry average, and (c) the Nasdaq Composite Index. The graph assumes an investment of $100 in our common stock as of October 31, 1999 and an investment of $100 in each of the Nasdaq Composite Index and the gaming activities industry average on October 31, 1999. The graph covers the period from November 1, 1999 through October 31, 2004.
     The calculation of cumulative stockholder return for the Nasdaq Composite Index and the gaming activities index assumes the reinvestment of dividends. The calculation of cumulative stockholder return on our common stock assumes the reinvestment of dividends into additional shares of our common stock at the same frequency with which dividends were paid on our common stock during fiscal 2004. The performance shown is not necessarily indicative of future performance.

REPORT OF THE AUDIT COMMITTEE
     The Board of Directors has appointed an Audit Committee consisting of three directors. Each member of the Committee is “independent” of our company and management, as independence is defined in the applicable rules of Nasdaq and the SEC.
     Pursuant to Nasdaq rules, our Audit Committee must be comprised of three members, each of whom must be an independent director of our company under Nasdaq rules as well as under rules adopted by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002. The Audit Committee consists of three independent directors, as “independence” is defined under Nasdaq rules as well as under rules adopted by the SEC pursuant to the Sarbanes-Oxley Act of 2002.
     The purpose of the Audit Committee is to assist with the oversight of our Board of Directors in the integrity of the financial statements of our company, our company’s compliance with legal and regulatory matters, the independent auditor’s qualifications and independence, and the performance of the independent auditor of our company. The primary responsibilities of the Committee include overseeing our company’s accounting and financial reporting process and audits of the financial statements of our company on behalf of the Board of Directors. The Audit Committee also selects the independent auditor to conduct the annual audit of the financial statements of our company; reviews the proposed scope of such audit; reviews accounting and financial controls of our company with the independent auditor and our financial accounting staff; and reviews and approves transactions between us and our directors, officers, and their affiliates.
     Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent auditor is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.
     In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements with management and the independent auditor. The Committee discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, “Communication with Audit Committees,” as amended by SAS 89 and SAS 90, and Rule 2-07, “Communication with Audit Committees,” of Regulation S-X. This included a discussion of the auditor’s judgments as to the quality, not just the acceptability, of our company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards. In addition, the Committee received from the independent auditor written disclosures and the letter required by Independence Standards Board Standard No. 1. The Committee also discussed with the independent auditor the auditor’s independence from management and our company, including the matters covered by the written disclosures and letter provided by the independent auditor.
     The Committee discussed with our independent auditor the overall scope and plans for its audits. The Committee met with the independent auditor, with and without management present, to discuss the results of its examinations, its evaluations of our company, the internal controls, and the overall quality of the financial reporting. The Committee held seven meetings during fiscal 2004.
     Based on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended October 31, 2004 for filing with the SEC.
     The report has been furnished by the Audit Committee of our Board of Directors.
Dated: September 23, 2005
Scott H. Shackelton, Chairman
Donald K. Whitaker
Richard H. Irvine

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     On March 31, 2005, our Audit Committee dismissed Ernst & Young LLP, an independent public accounting firm, as our independent auditor. During the fiscal years ended October 31, 2004 and 2003, and the subsequent interim reporting periods from October 31, 2004, through and including the termination date of March 31, 2005, there were no disagreements between us and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, accounting scope or procedure, or any “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K. The report of Ernst & Young LLP on our financial statements for the two fiscal years ended October 31, 2004 and 2003 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.
     Our Audit Committee engaged Grant Thornton LLP, an independent public accounting firm, as our new independent auditor as of April 4, 2005. We had not consulted with Grant Thornton LLP during the two fiscal years ended October 31, 2004 and 2003, or during the subsequent interim reporting periods from the last audit date of October 31, 2004, through and including the date of their engagement on either the application of accounting principles or the type of opinion Grant Thornton LLP might issue on our financial statements. We requested Ernst & Young LLP to furnish a letter addressed to the SEC stating whether Ernst & Young LLP agrees with the above statements made by us. A copy of this letter addressed to the SEC, dated April 1, 2005, is filed as Exhibit 16 to our Current Report on Form 8-K dated March 31, 2005.
     Our Audit Committee appointed Grant Thornton LLP to audit our consolidated financial statements for the fiscal year ending October 31, 2005 and recommends that the stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection. We anticipate that representatives of Grant Thornton LLP will be present at the meeting, will have the opportunity to make a statement if they desire, and will be available to respond to appropriate questions.
WE RECOMMEND A VOTE “FOR” THE RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT AUDITOR
     Aggregate fees billed to our company for the fiscal years ended December 31, 2003 and 2004 by Ernst & Young LLP are as follows:

	2003	2004
Audit Fees(1)	$371,000	$484,000
Audit-Related Fees(2)	$31,000	$4,000
Tax Fees(3)	$50,000	$52,000
All Other Fees	$—	$—

(1)	Represents fees associated with the annual audits, reviews of our quarterly reports on Form 10-Q, assistance with the review of documents filed with the SEC, and accounting consultations.

(2)	Represents fees associated with assistance in documenting internal control policies and procedures over financial reporting and due diligence in connection with proposed or consummated business combinations.

(3)	Represents fees associated with assistance in tax compliance and tax-related consultation.
Audit Committee Pre-Approval Policies
     The duties and responsibilities of our Audit Committee include the pre-approval of all audit, audit related, tax, and other services permitted by law or applicable SEC regulations (including fee and cost ranges) to be performed by our independent auditor. Any pre-approved services that will involve fees or costs exceeding pre-

approved levels will also require specific pre-approval by the Audit Committee. Unless otherwise specified by the Audit Committee in pre-approving a service, the pre-approval will be effective for the 12-month period following pre-approval. The Audit Committee will not approve any non-audit services prohibited by applicable SEC regulations or any services in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported by the Internal Revenue Code and related regulations.
     To the extent deemed appropriate, the Audit Committee may delegate pre-approval authority to the Chairman of the Committee or any one or more other members of the Audit Committee provided that any member of the Audit Committee who has exercised any such delegation must report any such pre-approval decision to the Audit Committee at its next scheduled meeting. The Audit Committee will not delegate the pre-approval of services to be performed by the independent auditor to management.
     Our Audit Committee requires that our independent auditor, in conjunction with our Chief Financial Officer, be responsible for seeking pre-approval for providing services to us and that any request for pre-approval must inform the Audit Committee about each service to be provided and must provide detail as to the particular service to be provided.
     All of the services provided by Ernst & Young LLP described above under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees,” were pre-approved by our Audit Committee.
DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS
     Any stockholder that wishes to present any proposal for stockholder action at the next annual meeting of stockholders to be held in 2006 must notify us at our principal offices no later than August 27, 2006 in order for the proposal to be included in our proxy statement and form of proxy relating to that meeting. Under our bylaws, stockholders must follow certain procedures to nominate persons for election as director or to introduce an item of business at an annual meeting of stockholders.
     Pursuant to Rule 14a-4 under the Exchange Act, we intend to retain discretionary authority to vote proxies with respect to stockholder proposals for which the proponent does not seek inclusion of the proposed matter in our proxy statement for the annual meeting to be held during calendar 2005, except in circumstances where (i) we receive notice of the proposed matter no later than August 12, 2006 and (ii) the proponent complies with the other requirements set forth in Rule 14a 4.
OTHER MATTERS
     We know of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Board of Directors may recommend.
Dated: September 23, 2005

GAMETECH INTERNATIONAL, INC.
2005 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
     The undersigned stockholder of GAMETECH INTERNATIONAL, INC., a Delaware corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated September 23, 2005, and hereby appoints Jay M. Meilstrup and James C. Wilson, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2005 Annual Meeting of Stockholders of the Company, to be held on Wednesday, October 26, 2005, at 9:00 a.m., local time, at the Company’s corporate headquarters at 900 Sandhill Road, Reno, Nevada, and at any adjournment or adjournments thereof, and to vote all shares of the Company’s Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.
     This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted FOR the election of directors; FOR the ratification of the appointment of Grant Thornton LLP, an independent registered public accounting firm, as the independent auditors of the Company; and as said proxies deem advisable on such other matters as may come before the meeting.
     A majority of such proxies or substitutes as shall be present and shall act at the meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.
(Continued and to be signed and dated on the other side.)
GAMETECH INTERNATIONAL, INC.
900 Sandhill Road
Reno, Nevada 89521

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” THE PROPOSALS
☐	Votes must be indicated (x) in Black or Blue ink.

1.	ELECTION OF DIRECTORS:

FOR all nominees ☐	WITHHOLD AUTHORITY to vote ☐	*EXCEPTIONS ☐
listed below.	for all nominees listed below.

Nominees:	Richard T. Fedor, Jay M. Meilstrup, Richard H. Irvine, Donald K. Whitaker, and Scott H. Shackelton
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.)
*Exceptions

2.	Proposal to ratify the appointment of Grant Thornton LLP as the independent auditors of the Company for the fiscal year ending October 31, 2005.

FOR ☐	AGAINST ☐	ABSTAIN ☐
and upon such matters which may properly come before the meeting or any adjournment thereof.

     Mark here for address change or comments ☐
(This Proxy should be dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)
Date

Share Owner sign here

Co-Owner sign here